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                                                                   EXHIBIT 10.37

                        INDEPENDENT CONTRACTOR AGREEMENT


THIS IS AN INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement"), entered into and effective this 20th day of November, 1997, by and between the following parties:
Renal Care Group, Inc., a Delaware Corporation ("Renal Care"), having its principal place of business at Nashville, Tennessee, and Dr. Stephen D. McMurray, M.D. ("Contractor") having a principal place of business at Fort Wayne, Indiana.

     WHEREAS, Renal Care desires to engage Contractor as an independent contractor to perform services for Renal Care as described hereunder; AND

     WHEREAS, Contractor desires to act as an independent contractor for Renal Care on a non-exclusive basis performing the Services as described herein;


     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

     1. ENGAGEMENT. Renal Care hereby engages the services of Contractor and Contractor accepts such engagement upon the terms and conditions of this Agreement. Contractor will determine the method, details, and means of performing the services and Renal Care shall not have the right to, and shall not, control the manner or determine the method of accomplishing the services. Contractor represents and warrants that Contractor is not subject to any restrictive agreement, order, or other legal obstacle which prohibits Contractor from entering into and performing this Agreement, and in the event of a breach of this warranty, Contractor agrees to indemnify and hold harmless Renal Care from any and all claims, costs, lawsuits, or otherwise arising from such breach.

     2. CONTRACTOR RELATIONSHIP.

        a. Intent. It is the intent and purpose of the parties hereto that the relationship of Contractor to Renal Care shall be that of an independent contractor. Contractor shall have no authority to bind Renal Care and shall not represent or lead any person to believe that Contractor or any representative thereof has the power or authority to bind Renal Care to any agreement or obligation.

        b. Benefits. No "fringe benefits" (such as medical insurance, life insurance, worker's compensation, etc.) will be provided by Renal Care to Contractor.

        c. Hours of Service. Renal Care is only interested in the results achieved by Contractor and not the hours worked, which shall be within the sole discretion of Contractor. Contractor will direct the manner and method in which results are to be accomplished. Contractor shall perform all Contractor's services as contemplated herein as an independent contractor, and nothing in this Agreement is intended to create a relationship of employer-employee, principal-agent or master-servant between the parties.


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        d. Contractor Affirmations. Contractor affirms and represents that:
(1) Contractor maintains a separate business with his/her own facility, vehicle, equipment, materials or similar accommodations which are neither owned by Renal Care nor controlled or used by Renal Care; (2) Contractor holds or has applied for a federal tax identification number or is a sole proprietor and is not required to obtain such identification; (3) Contractor agrees to perform the specific Services defined herein and Contractor controls the means of performing the Services; (4) Contractor shall be responsible for all expenses related to the Services that he/she has agreed to perform; (5) Contractor is wholly responsible for the satisfactory completion of the Services and will be held liable for failure to complete the Services; (6) Contractor may realize a profit or loss in connection with performing the Services; (7) Contractor has continuing or recurring business liabilities or obligations; (8) the success or failure of the Contractor's business depends on the relationship of the business receipts to expenditures; and (9) Contractor maintains all occupational licenses, if any, required by its local jurisdiction, and has satisfied all other legal prerequisites to the performance of his performance hereunder which are imposed by all applicable federal, state and local laws.

     3. TAX LIABILITY. Contractor agrees as an independent contractor to be solely responsible for all taxes and other costs and expenses attributable to the compensation payable to and Services provided by Contractor hereunder, and has taken any and all action to comply with all applicable federal, state and local laws pertaining to the same. Contractor hereby agrees to indemnify Renal Care and agrees to hold Renal Care harmless from any claim(s) arising from any taxing or other authority. CONTRACTOR ACKNOWLEDGES AND AGREES THAT CONTRACTOR IS NOT ENTITLED TO WORKERS COMPENSATION INSURANCE BENEFITS OR UNEMPLOYMENT COMPENSATION INSURANCE BENEFITS FROM Renal Care AND MAY ONLY RECEIVE SUCH UNEMPLOYMENT COMPENSATION COVERAGE IF PROVIDED BY CONTRACTOR OR SOME ENTITY OTHER THAN Renal Care. FURTHER, CONTRACTOR IS OBLIGATED TO PAY FEDERAL, STATE , AND LOCAL INCOME TAX, IF ANY, ON ANY MONIES PAID TO CONTRACTOR PURSUANT TO THIS AGREEMENT.

     4. CONTRACTOR'S AGENTS. Contractor may, at Contractor's own expense, employ agents (whether as agents, assistants, employees of Contractor or as independent contractors or in any other capacity )as Contractor deems necessary to assist Contractor in the performance of the Services. Renal Care has no right to control, direct, or supervise Contractor's agents in the performance of the Services. Contractor assumes full and sole responsibility for all acts and omissions of Contractor's agents, and payment of all compensation and expenses of these agents and for any and all state and federal income tax, workers' compensation insurance, unemployment insurance, Social Security, disability insurance and other applicable withholdings.

     5. COMPENSATION. Contractor shall be compensated on the following basis for all services provided pursuant to this agreement: $10,000 per month. (Assumes five (5) consulting days per month.)


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     6. SERVICES. Contractor's services to Renal Care shall consist of:

          - Working with the COO of RCG to improve overall performance of the operating units by identifying clinical and operational opportunities.

          - Helping to identify core dialysis operating components and then assisting in developing best demonstrated practices to improve operations through these components.

          - Assisting RenalPartners in enhancing physician practices managed or owned by RCG.

          - Assisting RenalPartners and the Chief Medical Officer to recruit physicians to meet identified needs within RCG.

          - Work with COO of RenalNet to develop and implement the underlying systems required for a case management/disease management initiative.

          - Assist in the preparation and presentation of materials to payors and third party administrators.

          - Represent RCG, RenalPartners and RenalNet to various targeted audiences.

     7. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties and supersedes any and all other agreements, whether oral or in writing, between the parties.

     8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Independent Contractor and the Company, their successors, assigns, and licensees.

     9. GOVERNING LAW. This Agreement shall be governed and enforced under the laws of the State of Tennessee.



     INDEPENDENT CONTRACTOR                  RENAL CARE GROUP, INC.


     By: /s/ Stephen D. McMurray, M.D.       By: /s/ Gary Brukardt
         -----------------------------           -------------------------------
                                                     Chief Operating Officer and
                                                     Executive Vice President